Exhibit 10.52

FIRST AMENDMENT TO THE
NUSTAR GP, LLC FIFTH AMENDED AND RESTATED
2000 LONG-TERM INCENTIVE PLAN
This First Amendment (this “Amendment’) to the NuStar GP, LLC Fifth Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) is made and entered into as of February 7, 2018 pursuant to resolutions of the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of NuStar GP, LLC, a Delaware limited liability company and the general partner (the “Company”) of Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner (the “General Partner”) of NuStar Energy L.P., a Delaware limited partnership (the “Partnership”).
WHEREAS, Section 7(a) of the Plan provides that the Compensation Committee or the Board may amend the Plan for any reason and without the consent of any holder of an award thereunder;
WHEREAS, the Compensation Committee believes that amending the Plan as set forth in this Amendment will not adversely affect the material rights of any holder of an award thereunder; and
WHEREAS, in connection with the Merger (as defined in the Agreement and Plan of Merger, dated as of February 7, 2018, by and among the Partnership, the General Partner, the Company, Marshall Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, NuStar GP Holdings, LLC, a Delaware limited liability company (“NSH”) and Riverwalk Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of NSH), the Company desires to amend the Plan to clarify that the Merger does not constitute a “Change of Control” within the meaning of the Plan.
NOW, THEREFORE, it is hereby agreed as follows:

1.	Section 2.5 of the Plan is hereby amended to add to the end thereof the following:

Notwithstanding anything in this Plan or any Award to the contrary, no Change of Control shall occur or be deemed to occur upon the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC, Marshall Merger Sub LLC, Riverwalk Holdings, LLC and NuStar GP Holdings, LLC to be dated on or about February 7, 2018, as it may be amended from time to time.

2.	Except as hereby modified, the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this First Amendment to the NuStar GP, LLC Fifth Amended and Restated 2000 Long-Term Incentive Plan as of the date first written above.
NUSTAR GP, LLC

By:    /s/ Thomas R. Shoaf
Name:    Thomas R. Shoaf
Title:     Executive Vice President and Chief
Financial Officer

Signature Page to the First Amendment to the NuStar GP, LLC
Fifth Amended and Restated 2000 Long-Term Incentive Plan